Exhibit 10.1

STOCK PURCHASE AGREEMENT

between

BIOSCRIP, INC.

and

THE INVESTORS NAMED HEREIN

Dated March 1, 2017

-i-

Table of Contents

(continued)

-ii-

INDEX OF SCHEDULES & EXHIBITS

Exhibits

Exhibit A:	Registration Rights Agreement

Exhibit B:	Exemption Letter Agreement

Exhibit C:	Form of Opinion of Company Counsel

Schedules

Schedule 1.2:	Investor Allocations

-iii-

THIS STOCK PURCHASE AGREEMENT dated as of March 1, 2017 (this “Agreement”), by and among BioScrip, Inc., a Delaware corporation (the “Company”), Venor Capital Master Fund Ltd., Map 139 Segregated Portfolio of LMA SPC, Venor Special Situations Fund II LP and Trevithick LP (each, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company (i) 3,300,000 shares (the “Offered Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”); and

WHEREAS, the Company intends to use the net proceeds from the offer and sale of the Offered Shares pursuant to the terms of this Agreement (the “Offering”) for general corporate purposes.

NOW THEREFORE, in consideration of the foregoing and of the agreements set forth below, the parties agree as follows:

ARTICLE 1

SALE AND PURCHASE; CLOSING

1.1              Authorization of Issuance and Sale. Subject to the terms and conditions hereof, the Company has authorized the issuance and sale of the Offered Shares (the “Purchased Securities”).

1.2              Commitment to Purchase the Purchased Securities. Subject to the terms and conditions of this Agreement, the Investors hereby agree to purchase from the Company the Offered Shares, and the Company hereby agrees to issue and deliver to the Investors stock certificates representing the Shares. Schedule 1.2 sets forth the number of Shares to be purchased by each Investor (each such number of Offered Shares, an “Investor’s Allocation”).

1.3              Payment of the Purchase Price for the Purchased Securities. All payments pursuant to this Section 1.3 shall be made by each Investor by wire transfer of immediately available funds to the Company. The account for payment shall be designated by the Company to the Investors at least one business day prior to the Closing Date. On the Closing Date each Investor shall pay such dollar amount equal to the product of (a) $1.5366 (the “Per Share Purchase Price”) multiplied by (b) the Investor’s Allocation (collectively, for all Investors, the “Shares Purchase Price”).

1.4              Closing of the Purchased Securities. The closing of the purchase and sale of the Purchased Securities (the “Closing”) shall take place simultaneously with the execution of this Agreement via e-mail by means of PDF copies of signed documents (with the original signed documents to be delivered promptly after Closing), or at such other time and by such other means as shall be agreed to by the Company and the Investors (such date, the “Closing Date”).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investors as of the date hereof as follows:

2.1              Reporting Compliance. The Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the avoidance of doubt, except where the context otherwise requires, as used in this Article 2, the term “Company” refers to the Company and all of its subsidiaries on a consolidated basis.

2.2              Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the forms, statements, certifications, reports and documents required to be filed with or furnished to the SEC by the Company prior to the date hereof (“Company SEC Reports”) and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified or, solely with respect to the Subsidiaries, in good standing would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Transaction Document (as defined below), (C) the validity or enforceability of any of the Transaction Documents, or (D) the consummation of any of the Transactions (as defined below) (each, a “Material Adverse Effect”).

2.3              Legal Power and Authority; Noncontravention; No Injunctions.

(a)                The Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transactions, and no stockholder actions or other approvals are necessary for the Company’s execution, delivery and performance of its obligations under the Transaction Documents and to consummate the Transactions. The consummation of the Transactions contemplated will not conflict with nor result in a violation of the Company’s certificate of incorporation or by-laws or any laws or regulations applicable to the Company.

(b)               No injunction or order has been issued that would prevent or suspend the issuance or sale of any of the Offered Shares in any jurisdiction or would prevent the offer and sale of the Offered Shares pursuant to this Agreement or the subsequent filing of a registration statement with the SEC to register resales of the Purchased Securities as contemplated by the form of registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement” and together with this Agreement and the form of letter agreement attached hereto as Exhibit B (the “Exemption Letter”), the “Transaction Documents”), and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is threatened.

2.4              Authorization of Agreements; Enforceability. Each of this Agreement, the Registration Rights Agreement and the Exemption Letter has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company a, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the rights to indemnity or contribution hereunder, federal and state securities laws and public policy considerations.

2.5              No Consents. No consent, approval, authorization, order, filing or registration of or with any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party is required for execution, delivery or performance of the Transaction Documents or the consummation of the Transactions, except (i) those that have been official or made, as the case may be, that are in full force and effect, (ii) as may be required under any federal securities laws or the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) as may be required by the rules of The NASDAQ National Market.

2.6              No Material Misstatement or Omission. The Company SEC Reports filed on or after March 3, 2016 as of the respective dates upon which they were filed with the SEC (and as updated by information contained in subsequent filings by the Company with the SEC) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the financial statements included (or to be included) therein (as updated by information contained in subsequent filings by the Company with the SEC) fairly present, in all material respects, the consolidated financial position of the Company as of the dates indicated therein and the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods specified therein.

ARTICLE 3

REPRESENTATIONS OF THE INVESTORS

Each Investor, severally and not jointly, represents to the Company as follows:

3.1              Existence and Good Standing; Authority. Such Investor is validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority to carry on its business as now conducted.

3.2              Authorization of Agreements; Enforceability. Each of this Agreement, the Registration Rights Agreement and the Exemption Letter has been duly and validly authorized, executed and delivered by such Investor. Each of this Agreement and the Exemption Letter is valid, binding and enforceable against such Investor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the rights to indemnity or contribution hereunder, federal and state securities laws and public policy considerations.

3.3              Accredited Investor. Such Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

3.4              Knowledge of Business; Reliance on Own Investigation. Such Investor has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. Such Investor has evaluated the merits and risks of the transactions contemplated by this Agreement. In deciding to purchase the Offered Shares pursuant to this Agreement, such Investor has not relied, and will not hereafter rely, on the Company or any of its affiliates, representatives, agents or financial, legal or other professional advisers with respect to any of such matters, except for those representations and warranties of the Company expressly set forth in Article 2. Such Investor acknowledges that (i) the Company currently intends to publicly disclose information about its financial results for the period ending December 31, 2016, on March 3, 2017, and (ii) such disclosure may contain information that is materially different from the Company’s current public filings.

3.5              Investment Intent. Such Investor is acquiring the Purchased Securities in the ordinary course of its business and for its own account, with the intention of holding such shares for investment purposes and with no present intention of participating, directly or indirectly, in a distribution of such shares in violation of applicable securities laws.

3.6              No Manipulation or Stabilization of Price. Such Investor has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and such Investor is not aware of any such action taken or to be taken by any person.

3.7              Compliance with Securities Laws. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder, and such Investor acknowledges that certificates representing such the Purchased Securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SUCH OFFER, SALE, TRANSFER OR HYPOTHECATION IS IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE ACT.

3.8              Share Ownership. As of the date of this Agreement, except as described in the Exemption Letter, neither such Investor nor any of its Affiliates owns, directly or indirectly, beneficially (as such term is used in Rule 13d-3 promulgated under the Exchange Act) or of record, any capital stock or other securities of the Company or any options, warrants or other rights to acquire capital stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.

ARTICLE 4

CONDITIONS TO CLOSING

4.1              Conditions to Obligations of the Investors for Closing. The Investors acknowledge that the following conditions have been satisfied, or have been waived on or before Closing:

(a)                Registration Rights Agreement. The Company shall have executed and delivered to the Investors the Registration Rights Agreement, in the form attached hereto as Exhibit A.

(b)               Exemption Letter. The Company shall have executed and delivered to the Investors the Exemption Letter, in the form attached hereto as Exhibit B.

(c)                Required Consents. All consents, approvals and other actions of, and notices and filings with, all Governmental Authorities and other third parties, as may be necessary or required under law or any contract to which the Company is a party with respect to the execution and delivery by the parties of the Transaction Documents and the consummation by the parties of the transactions contemplated thereby, shall have been obtained or made, except for any filings, consents and approvals required under any federal or state securities laws required to be made following Closing.

(d)               Authorizing Actions of the Company. The Investors shall have received certified copies of all requisite corporate actions taken by the Company to authorize the Company’s execution and delivery of the Transaction Documents to which it is a party and its consummation of the transactions contemplated thereby, and such other documents and other instruments as the Investors or their counsel may reasonably request.

(e)                Opinion of Counsel. The Investors shall have received from Dechert LLP, counsel to the Company, a legal opinion, dated as of the Closing Date delivered together with this Agreement.

4.2              Conditions to Obligations of the Company for Closing. The Company acknowledges that the following conditions have been satisfied, or have been waived on or before Closing:

(a)                Compliance with Covenants. The Investors shall have performed and complied in all material respects with all agreements and covenants contained in the Transaction Documents as of the Closing Date.

(b)               Registration Rights Agreement. The Investors shall have executed and delivered to the Company the Registration Rights Agreement, in the form attached hereto as Exhibit A.

(c)                Exemption Letter. The Investors shall have executed and delivered to the Company the Exemption Letter, in the form attached hereto as Exhibit B.

(d)               Required Consents. All consents, approvals and other actions of, and notices and filings with, all Governmental Authorities as may be necessary or required with respect to the execution and delivery by the parties of the Transaction Documents and the consummation by the parties of the transactions contemplated thereby, shall have been obtained or made, including all filings, consents and approvals required under any state securities laws.

ARTICLE 5

INDEMNIFICATION

5.1              Indemnification by the Company. The Company shall indemnify, defend and hold the Investors and their Affiliates and each officer, director, member, partner, Affiliate, employee, agent and representative of the Investors (collectively, “Investor Indemnitees”) harmless against all liability, loss, and damage (including taxes thereon) together with all reasonable and properly documented costs and expenses related thereto (including reasonable and properly documented legal fees and expenses), relating to or arising from any breach of any of the representations, warranties, covenants or agreements of the Company contained in the Transaction Documents. In the event that any Investor Indemnitee claims any such right of indemnification, such Investor Indemnitee shall provide to the Company written notice thereof, together with reasonable detail regarding such claims and in the event that such claim involves third party claims, allow the Company at its expense to defend such claim(s) on the Investor Indemnitee’s behalf. The Company shall promptly reimburse each Investor Indemnitee for any reasonable and properly documented legal and any other necessary expenses incurred by such Investor Indemnitee in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action, but only to the extent incurred prior to the assumption by the Company of the defense thereof. Any reimbursement by the Company under this Section 5.1 shall be within sixty (60) days, provided that any individual expense in excess of $10,000 shall require the Company’s prior approval. Notwithstanding the foregoing, the Company reserves the right to withhold approval where in the good faith judgment of the Company, the expenses are not reasonable or properly documented.  The Company agrees that it will not, without the Investor Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Investor Indemnitee from all liability arising out of such action, suit, claim or proceeding. The obligations of the Company under this Article 5 shall survive Closing and the transfer, conversion, exchange or redemption of any Offered Shares; provided, however, that the obligations of the Company under this Article 5 with respect to breach of the representations contained in Sections 2.1, 2.3(b), 2.5 and 2.6 shall expire one (1) year from the date hereof. Notwithstanding anything contained in the Transaction Documents to the contrary, the Company shall not be liable to any Investor Indemnitee for any consequential, incidental, indirect, special, exemplary or punitive damages of such Investor Indemnitee relating to any matters for which indemnification is provided for under this Article 5, other than any such damages arising from a claim of a third party. Except for intentional fraud, the provisions of this Article 5 are intended to and shall provide for the exclusive monetary remedy for any and all Investor Indemnitees for the matters for which an Investor Indemnitee may be indemnified under this Article 5 following Closing.

5.2              Indemnification by the Investors. Each Investor shall, severally, not jointly, indemnify, defend and hold the Company and their Affiliates and each officer, director, member, partner, Affiliate, employee, agent and representative of the Company (collectively, “Company Indemnitees”) harmless against all liability, loss, and damage (including taxes thereon) together with all reasonable and properly documented costs and expenses related thereto (including reasonable and properly documented legal fees and expenses), relating to or arising from any breach of any of the representations, warranties, covenants or agreements of the Investors contained in the Transaction Documents. In the event that any Company Indemnitee claims any such right of indemnification, such Company Indemnitee shall provide to such Investor written notice thereof, together with reasonable detail regarding such claims and in the event that such claim involves third party claims, allow such Investor at its expense to defend such claim(s) on the Company Indemnitee’s behalf. Such Investor shall promptly reimburse the Company Indemnitee for any reasonable and properly documented legal and any other necessary expenses incurred by the Company Indemnitee in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action, but only to the extent incurred prior to the assumption by such Investor of the defense thereof. Any reimbursement by the Investor under this Section 5.2 shall be within sixty (60) days, provided that any individual expense in excess of $10,000 shall require such Investor’s prior approval.  Notwithstanding the foregoing, such Investor reserves the right to withhold approval where in the good faith judgment of such Investor, the expenses are not reasonable or properly documented.  The Company agrees that it will not, without the Company Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Company Indemnitee from all liability arising out of such action, suit, claim or proceeding. The obligations of such Investor under this Article 5 shall survive Closing and the transfer, conversion, exchange or redemption of any Offered Shares. Notwithstanding anything contained in the Transaction Documents to the contrary, such Investor shall not be liable to any Company Indemnitee for any consequential, incidental, indirect, special, exemplary or punitive damages of such Company Indemnitee relating to any matters for which indemnification is provided for under this Article 5, other than any such damages arising from a claim of a third party. Except for fraud, the provisions of this Article 5 are intended to and shall provide for the exclusive monetary remedy for any and all Company Indemnitees for the matters for which a Company Indemnitee may be indemnified under this Article 5 following Closing.

ARTICLE 6

MISCELLANEOUS

6.1              Construction. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision; (d) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article or Section of or Schedule or Exhibit to this Agreement; (f) the term “including” and other forms of such term, with respect to any matter or thing, mean “including but not limited to” such matter or thing; (g) the term “control” shall include, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; (h) all references to “dollars” or “$” refer to currency of the United States of America; and (i) when calculating the period of time within or following which any act is to be done, any notice is to be given or any other action is to be taken, the date which is the reference date in such period shall be excluded and if the last day of such period is not a business day, then such period shall end on the next succeeding day that is a business day.

6.2              Fees and Expenses. Each of the Company, on the one hand, and the Investors, on the other hand, shall pay all of their respective expenses incurred in connection with the preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay, and hold the Investors, their Affiliates and each of their representatives harmless against all liability for the payment of (i)  the reasonable and properly documented fees and charges of Akin Gump Strauss Hauer & Feld LLP, counsel to the Investors, up to a maximum amount of $25,000 that are incurred in connection with the consummation of the transactions contemplated thereby, including the preparation, execution and delivery of the Transaction Documents and (ii) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any Transaction Document or any modification, amendment or alteration of any Transaction Document, and all issue taxes in respect of the issuance of any Purchased Securities.

6.3              Assignment; Parties in Interest. This Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder. Each Investor may assign any of its rights, interests or obligations hereunder, only following the Closing; provided, however, that the transferee agrees in writing to be bound by, and entitled to the benefits of, this Agreement as an original party hereto. In the event that such Investor shall assign only a portion of its rights pursuant to this Agreement, or assign its rights pursuant to this Agreement in connection with the transfer of less than all of its Offered Shares, such Investor shall also retain its rights with respect to its remaining Offered Shares.

6.4              Entire Agreement; Severability. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect to such subject matters. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.5              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except the Investor Indemnitees and Company Indemnitees are intended third party beneficiaries of Article 6 hereof.

6.6              Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company:

BioScrip, Inc.
1600 Broadway, Suite 950
Denver, CO 80202
Attention: Dan Greenleaf, President and CEO

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Scott Zimmerman

if to the Investors

Venor Capital Management LP
7 Times Square, Suite 4303

New York, NY 10036

Attention: Josh Brodman

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036
Attention: Jeffrey L. Kochian

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a business day or, if not a business day, the next succeeding business day, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of registered or certified mail, return receipt requested and postage prepaid, on the third business day after the date when sent.

6.7              Amendments; Waivers. The terms and provisions of this Agreement may only be modified or amended pursuant to an instrument signed by the Company and the Investors. Any waiver of any term or provision of this Agreement requested by any party hereto must be granted in advance, in writing, by the Company (if an Investor is requesting such waiver) or by the holders of at least a majority of the Offered Shares outstanding at the time of such waiver (if the Company is requesting such waiver), as the case may be.

6.8              Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any such counterpart may be delivered by facsimile, “pdf” or other form of electronic transmission and such delivery shall be deemed to be the physical delivery of a manually executed counterpart.

6.9              Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.10          Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied. ANY PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Remainder of page intentionally left blank; signatures on next succeeding page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement on the date first above written.

BIOSCRIP, INC.

By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	SVP & General Counsel

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

VENOR CAPITAL MASTER FUND LTD.

By:	Venor Capital Management LP

Its:	Investment Manager

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

MAP 139 SEGREGATED PORTFOLIO OF LMA SPC

By:	Venor Capital Management LP

Its:	Investment Advisor

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

VENOR SPECIAL SITUATIONS FUND II LP

By:	Venor Capital Management LP

Its:	Investment Manager

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

TREVITHICK LP

By:	Venor Capital Management LP

Its:	Investment Manager

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SCHEDULE 1.2

Name of Investor	Investor’s Allocation
VENOR CAPITAL MASTER FUND LTD.	635,885.00
MAP 139 SEGREGATED PORTFOLIO OF LMA SPC	122,015.00
VENOR SPECIAL SITUATIONS FUND II LP	1,362,583.00
TREVITHICK LP	1,179,517.00
Total:	3,300,000.00

INDEX OF DEFINED TERMS

Agreement	Preamble
Charter Documents	Section 2.5
Closing	Section 1.4
Closing Date	Section 1.4
Common Stock	Recitals
Company	Preamble
Company Indemnitees	Section 5.2
Exchange Act	Section 2.1
Governmental Authority	Section 2.6
Investor	Preamble
Investor Indemnitees	Section 5.1
Investor’s Allocation	Section 1.2
Investors	Preamble
Material Adverse Effect	Section 2.2
NASDAQ	Section 1.1
Offering	Recitals
Per Share Purchase Price	Section 1.3
Purchased Securities	Section 1.1
Shares Purchase Price	Section 1.3
Transaction Documents	Section 2.3
Transactions	Section 2.3